PLEDGE AGREEMENT


     This PLEDGE AGREEMENT ("Agreement") is dated as of September 15, 1999, between James C. Hinkefent and Marilyn M. Hinkefent, as trustees of the James
C. Hinkefent Trust dated July 11, 1994, as amended, Eric Hinkefent, Mary Ann O'Dell, Sally Sobol, and Amy Laminsky (each of which is a "Shareholder" and all of which are, collectively, "Pledgee"), and Food for Health Co., Inc., an Arizona corporation ("Pledgor").

                                   RECITALS:

     A. Pledgor and Pledgee are parties to a Stock Purchase Agreement dated August 30, 1999, under which Pledgor has agreed to purchase all outstanding shares of the common stock of HFA Associates, Inc., an Oklahoma corporation (the "Corporation"), including 140,000 shares of Class A common stock and 750,000 shares of Class B common stock (the "Shares") from Pledgee for a purchase price payable in part by a Secured Promissory Note in the principal amount of $8,000,000, signed by Pledgor (the "Secured Note").

     B. Under the terms of the Stock Purchase Agreement, Pledgor has agreed to pledge the Shares to Pledgee as security for the performance of its obligations under the Secured Note and this Agreement.

                                 AGREEMENTS:

     In consideration of the recitals and the mutual agreements set forth in this Agreement, the parties agree as follows:

     1. Delivery of Certificates to Pledgee. Pledgor pledges to Pledgee and grants to Pledgee a security interest in the Shares (together with all proceeds or distributions arising from ownership of the Shares, which shall be included in the definition of "Shares" for purposes of this Agreement) to secure the payment of the amounts due and the performance of Pledgor's obligations under the Secured Note, and this Agreement (collectively, "Obligations"). Pledgor hereby delivers to Pledgee the certificates (the "Certificates") evidencing the Shares.

     2. Shares Held as Security. Pledgee shall hold the Shares as security for the Obligations subject to the terms of this Agreement. If permitted by law, Pledgor authorizes Pledgee to file a financing statement with respect to the Shares signed only by Pledgee, and to file a copy of this Agreement with such financing statement.

     3. Release of Shares. Unless the parties agree otherwise, Pledgee shall deliver to Pledgor the Certificates within 10 days after the earliest to occur of the following conditions:

          3.1 Pledgee receives payment or prepayment (as defined in the Secured Note) of the entire amount due under the Secured Note, including all principal, interest, and any other amounts due under the Secured Note; or

          3.2 Any event by which Pledgor's liability under the Secured Note is completely discharged.

     4. Actions By Pledgee. Any and every right and action that may be taken by the Pledgee under this Agreement is valid only if such right or action has been authorized in advance by unanimous written consent of all of the Shareholders and if such written consent is delivered to Pledgor upon request.

     5. Remedies Upon Default. If Pledgor defaults in its Obligations and such default is not cured within 30 days after notice as permitted under the Secured Note, Pledgee has at its option all of the rights and remedies of a secured party accorded by Arizona law. Pledgee's rights under this section will be cumulative with respect to any other rights and remedies it may have under this Agreement.

          5.1 Expenses of Disposition. Pledgee is entitled to reimbursement for any expenses (including reasonable attorneys' fees and legal expenses) involved in the retaking, holding, preparing for sale, selling or similar charges, incurred in connection with the disposition of the Shares if Pledgor defaults, including any amounts paid to discharge prior security interests or liens or in settlement of prior security interests or liens.

     6. Voting and Dividend Rights. If Pledgor has not breached the Secured Note, and the Shares have not been deemed transferred to Pledgee because of a default by Pledgor:

          6.1 Pledgor has the right to vote the Shares without any notice to or consent by Pledgee; and

          6.2 Pledgor has the right to receive all dividends declared with respect to the Shares so long as:

                6.2.1 any dividend in connection with a partial or total liquidation, dissolution, or reduction in capital, capital surplus, or paid in surplus, any redemption or exchange for the Shares, or any dividend that results from the sale of the Corporation or its assets, is paid to Pledgee and applied to amounts due under the Secured Note, with the remainder, if any, returned to Pledgor; and

                6.2.2 any dividend in shares or property is delivered to Pledgee and held as security for the Obligations, to be returned to Pledgor upon release of the Shares under Section 3.

     7. Other Liens. Pledgor agrees it will not sell or otherwise dispose of the Shares and agrees to keep the Shares free and clear of all liens and encumbrances for as long as they are pledged to Pledgee under this Agreement.

     8. Reasonable Care. Pledgee is deemed to have exercised reasonable care in the custody and preservation of the Shares in its possession if it accords the Shares treatment substantially equal to that which Pledgee accords its own property. Pledgee will have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to the Shares, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to the Shares.

     9. Cooperation. In order to carry out this Agreement, each party will cooperate, will take further action, and will execute, acknowledge and deliver any further instruments reasonably requested by either party.

     10. Amendment. The parties may amend this Agreement only by a written agreement signed by both parties or their respective successors or assigns.

     11. Governing Law. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Arizona.

     12. Headings. The descriptive section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     13. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together are one original.

     14. Notices. All notices, requests, demands and other communications under this Agreement must be in writing. Notices are deemed given (a) when personally delivered (b) on the date of receipt when given by facsimile or by overnight courier service, or (c) on the fifth business day after mailing by first class mail. Notices must be sent to the parties at the following addresses:

      To Corporation:     Food for Health Co., Inc.
                          3655 W. Washington Street
                          Phoenix, AZ  85009
                          Attention:  Jerry Fleming, President

           Copy to:       Lewis and Roca LLP
                          40 North Central Avenue
                          Phoenix, Arizona 85004
                          Attention:  Scott DeWald, Esq.


           To Holder:     Health Food Associates, Inc.
                          7807 East 51st Street
                          Tulsa, Oklahoma 74145
                          Attention:  Eric Hinkefent

           with a copy to:
                          Atkins and Atkins, P.C.
                          427 South Boston Avenue, Suite 815
                          Tulsa, Oklahoma 74103-4154
                          Attention:  R. Blake Atkins

     15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Pledgor, Pledgee and their respective personal representatives, successors and assigns and shall be binding upon any person or entity to whom any of the Shares is transferred and the legal representatives of any such person or persons, entity or entities.

     16. Attorneys' Fees. If any dispute regarding this Agreement arises, the prevailing party is entitled to receive, in addition to any other award, reasonable attorneys' fees and costs, determined by the court or arbitrator and not a jury.

                                     "PLEDGEE"


                September 15, 1999    James C. Hinkefent
Date of Signing:------------------    --------------------------------------
                                      James C. Hinkefent, as trustee of the
                                      James C. Hinkefent Trust dated July 11,
                                      1994, as amended


                September 15, 1999    Marilyn M. Hinkefent
Date of Signing:------------------    --------------------------------------
                                      Marilyn M. Hinkefent, as trustee of the
                                      James C. Hinkefent Trust dated July 11,
                                      1994, as amended


                September 15, 1999    Eric Hinkefent
Date of Signing:------------------    --------------------------------------
                                      Eric Hinkefent
                                      6384 South 86th East Avenue
                                      Tulsa, Oklahoma 74133


                September 15, 1999    Mary Ann O'Dell
Date of Signing:------------------    --------------------------------------
                                      Mary Ann O'Dell
                                      4104 West Elgin
                                      Broken Arrow, Oklahoma 74012


                September 15, 1999    Sally Sobol
Date of Signing:------------------    --------------------------------------
                                      Sally Sobol
                                      11533 East 7th
                                      Tulsa, Oklahoma 74128


                September 15, 1999    Amy Laminsky
Date of Signing:------------------    --------------------------------------
                                      Amy Laminsky
                                      5611 South 95th East Avenue
                                      Tulsa, Oklahoma 74145



                                     "PLEDGOR"



                                     FOOD FOR HEALTH CO., INC.,
                                     an Arizona corporation


                September 15, 1999    Jerry Fleming
Date of Signing:------------------    --------------------------------------
                                      Jerry Fleming, President


                September 15, 1999    Grant Anderson
Date of Signing:------------------    --------------------------------------
                                      Grant Anderson, Secretary